                                  SUPPLEMENTAL

                           EXECUTIVE RETIREMENT PLAN

                             OF COAST FEDERAL BANK


                                     * * *

                                1996 RESTATEMENT

                               TABLE OF CONTENTS
                               -----------------

ARTICLE
  AND
SECTION        PROVISIONS                              PAGE
-------        ----------                              ----
I              OVERVIEW.............................      1

II             PARTICIPATION........................      2

2.1            Selection for Participation..........      2

2.2            Participation Classes................      2

III            BENEFITS.............................      3

3.1            Normal Retirement....................      3

3.2            Early Retirement.....................      4

3.3            Rule of 80 Retirement................      4

3.4            Termination After a Change in Control      4

3.5            Disability...........................      5

3.6            Death................................      5

3.7            Termination for any Other Reason.....      6

3.8            Optional Benefit Forms...............      6

3.9            Application of Payments..............      7

IV             ADMINISTRATION OF THE PLAN...........      8

4.1            Duties of the Plan Administrator.....      8

4.2            Compensation, Expenses and Indemnity.      8

4.3            Claims Procedure.....................      9

4.4            Effect of Plan Administrator Action..     11

V              AMENDMENT AND TERMINATION OF THE PLAN     12

5.1            Amendments...........................     12

5.2            Termination of Plan..................     12



ARTICLE
  AND
SECTION        PROVISIONS                              PAGE
-------        ----------                              ----
 VI            MISCELLANEOUS PROVISIONS                  13

6.1            Plan History.........................     13

6.2            Plan is Unfunded.....................     13

6.3            Adverse Tax Consequences.............     13

6.4            Business Succession..................     13

6.5            Limitation on Rights of Employees....     13

6.6            Benefits May not be Assigned.........     14

6.7            Withholding..........................     14

6.8            Headings.............................     14

6.9            Counterparts.........................     14

6.10           Severability.........................     14

6.11           Governing Law........................     14

VII            DEFINITIONS..........................     15

7.1            "Bank"...............................     15

7.2            "Board of Directors".................     15

7.3            "Change in Control"..................     15

7.4            "Claimant"...........................     16

7.5            "Code"...............................     16

7.6            "Disability".........................     16

7.7            "Equivalent".........................     16

7.8            "Final Average Monthly Compensation".     16

7.9            "Normal Benefit Form"................     16




ARTICLE
  AND
SECTION        PROVISIONS                              PAGE
-------        ----------                              ----
7.10           "Optional Benefit Form"..............     16

7.11           "Participant"........................     17

7.12           "Plan"...............................     17

7.13           "Plan Administrator".................     17

7.14           "Resigns for Good Reason"............     17

7.15           "Terminated Without Cause"...........     18

7.16           "Vested".............................     19

7.17           "Year of Service"....................     19

EXHIBIT A      List of Participants.................     20

EXHIBIT B      Future Disputes Submissions Agreement     21

EXHIBIT C      List of Vested Participants..........     22

                                                                    EXHIBIT 10.8

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF
                   -----------------------------------------
                               COAST FEDERAL BANK
                               ------------------

                                   ARTICLE I
                                   ---------

                                    OVERVIEW
                                    --------


          Coast Federal Bank (the Bank) has adopted this Plan to provide supplemental retirement benefits to its senior officers. This document restates the Plan, effective as of the date it was signed.

          The Plan is intended to be a nonqualified "top hat plan" subject to the Employee Retirement Income Security Act of 1974.

          Capitalized terms used in this Plan generally are defined in Article
VII.  The Plan's history is described in Section 6.1.

                                   ARTICLE II
                                   ----------

                                 PARTICIPATION
                                 -------------


          2.1  Selection for Participation
               ---------------------------

          A person shall become a Participant when selected for participation by the Bank's Chief Executive Officer, with Board of Directors' approval, but only after executing a written participation agreement if required by the Plan Administrator. Although only senior vice presidents or more senior officers may become Participants in this Plan, such an officer does not have a right to participate unless admitted to the Plan in accordance with this Section.

          2.2  Participation Classes
               ---------------------

          A new Participant shall be assigned to one of the following three participation classes as follows:

          If the Participant is           He or she will be in
          ---------------------           --------------------

          Chief Executive Officer
            or Chief Operating Officer    Class I
          Executive Vice President        Class II
          Senior Vice President           Class III

A Participant's final participation class determines his or her Plan benefits (see Section 3.1). If an employee is promoted to a position in a higher participation class after becoming a Participant, the Participant shall be admitted into that higher participation class, but only if the Bank's Chief Executive Officer, with Board of Directors' approval, elects to transfer the Participant to that higher class. Before a Participant's benefit becomes Vested, the Chief Executive Officer, with the approval of the Board of Directors, may discontinue that individual's participation in the Plan. Exhibit A lists each Participant and his or her participation class. The Plan Administrator shall update this exhibit periodically.

                                  ARTICLE III
                                  -----------

                                    BENEFITS
                                    --------


          3.1  Normal Retirement
               -----------------

          If a Participant terminates employment with the Bank after attaining age 65, on the first working day of the next calendar month the Bank shall commence paying the Participant a benefit in the Normal Benefit Form or the Equivalent in an Optional Benefit Form (see Section 3.8). When payable in the Normal Benefit Form, the Participant's benefit shall be the greater of

          (a) 10, 20 or 30 percent of his or her Final Average Monthly Compensation (for Class III, II or I Participants, respectively); or

          (b) 65, 75 or 90 percent of his or her Final Average Monthly Compensation (for Class III, II or I Participants, respectively) minus the following:

               (i) the Participant's benefit under the Bank's qualified defined benefit plan and the Bank's Board of Directors' Supplemental Retirement Plan. If either of these offsetting benefits is paid or payable other than in the Normal Benefit Form or commences before or after the Participant's benefit under this Plan, the offset shall be the Equivalent of the offsetting benefit, expressed as an amount payable in the Normal Benefit Form commencing when the Participant's Plan benefit commences, and

               (ii) his or her primary insurance amount actually received under the Social Security Act. If the Participant's benefits are payable in a joint and survivor annuity form, the offset rules described above apply, except that the Participant's benefit is offset by the Participant's Social Security benefit and the spouse's benefit is offset by the spouse's Social Security benefit. If the Participant elects the lump sum benefit under the Plan, the offset shall be the Equivalent of the primary insurance amount then payable under the Social Security Act or, if no amount is then payable, the present value of the primary insurance amount under the Social Security Act payable upon the Participant's attainment of age 65.

          3.2  Early Retirement
               ----------------

          If a Participant terminates employment with the Bank after attaining age 60 and completing ten Years of Service, on the first working day of the next calendar month the Bank shall commence paying the Participant a benefit in the Normal Benefit Form in the amount determined under Section 3.1, or the Equivalent of that amount if the Participant's benefit is payable in an Optional Benefit Form (see Section 3.8). However, this benefit shall be reduced by three percent times the number of years (rounded to the highest year) by which the Participant's termination of active employment precedes his or her 65th birthday, but this reduction shall not exceed the full actuarial reduction for early commencement of this benefit using the assumptions in Section 7.7.

          3.3  Rule of 80 Retirement
               ---------------------

          If a Participant terminates employment with the Bank after attaining age 55 and after completing 25 Years of Service, the sum of the number of such Years of Service and the Participant's age is at least 80, on the first working day of the next calendar month the Bank shall commence paying the Participant a benefit in the Normal Benefit Form in the amount determined under Section 3.1, or the Equivalent of that amount if the Participant's benefit is payable in an Optional Benefit Form (see Section 3.8).

          3.4  Termination After a Change in Control
               -------------------------------------

          (a) If a Participant is Terminated Without Cause or Resigns for Good Reason before the third anniversary of a Change in Control, on the first working day of the next calendar month following the Participant's termination of employment, the Bank shall commence paying the Participant a benefit in the Normal Benefit Form in the amount determined under Section 3.1, or the Equivalent of that amount if the Participant's benefit is payable in an Optional Benefit Form (see Section 3.8), reduced for any early commencement of this benefit (if the Participant's termination of employment precedes his or her 65th birthday) using the assumptions in Section 7.7. If the Participant is entitled to a more generous benefit under another provision of this Plan, this Section
3.4 shall not apply.

          (b) Notwithstanding the provisions of Section 3.4(a), the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to the Plan (or otherwise)(excluding those payments made pursuant to an agreement with the Bank that specifically provides otherwise), shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the special treatment described in
Section 3.4(a) shall be reduced or eliminated by the Committee in order that this limitation not be exceeded; provided, however, that this provision shall not apply if the Participant's written employment agreement provides otherwise. For purposes of this Section 3.4(b), the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Code section 280G. It is the intention of this Section 3.4(b) to avoid excise taxes on the Participant under Code section 4999 or the disallowance of a deduction to the Bank pursuant to Code section 280G.

          3.5  Disability
               ----------

          If a Participant terminates active employment with the Bank due to a Disability, on the first working day of the next calendar month the Bank shall commence paying the Participant a benefit in the Normal Benefit Form in the Vested amount then determined under Section 3.1 and this Section 3.5, or the Equivalent of that amount if the Participant's benefit is payable in an Optional Benefit Form (see Section 3.8). This benefit shall vest at a rate of ten percent for each Year of Service at the time of the Participant's termination of active employment due to Disability. However, this benefit shall be reduced by three percent times the number of years (rounded to the highest year) by which the Participant's termination of active employment precedes his or her 65th birthday, but this reduction shall not exceed the full actuarial reduction for early commencement of this benefit using the assumptions in Section 7.7.

          3.6  Death
               -----

          If a Participant dies while employed by the Bank and is survived by his or her spouse, on the first working day of the next calendar month the Bank shall commence paying the surviving spouse the Equivalent (based upon the spouse's age) of the Participant's vested benefit determined under Section 3.1 and this Section 3.6, reduced by three percent times the number of years (rounded to the highest year) by which the Participant's death precedes his or her 65th birthday, but this reduction shall not exceed the full actuarial reduction for early commencement of this benefit using the assumptions in Section 7.7. This benefit shall vest at a rate of ten percent for each Year of Service on the date of the Participant's death. This benefit shall be paid in the Normal Benefit Form, unless the Participant elected in writing to have a lump sum paid to his or her spouse.

          3.7  Termination for any Other Reason
               --------------------------------

          If a Participant's employment with the Bank terminates for any reason other than ones specified in Sections 3.1 through 3.6, the Participant shall forfeit his or her benefit under the Plan, with one exception: If a Participant listed on Exhibit C terminates employment with the Bank and benefits are not otherwise immediately payable, on the first working day of the calendar month beginning after the Participant's 65th birthday, the Bank shall commence paying the Participant a benefit in the Normal Benefit Form in the amount determined under Section 3.1, or the Equivalent of that amount if the Participant's benefit is payable in an Optional Benefit Form (see Section 3.8). If such a Participant dies after attaining age 55 or before age 65, the death benefit provided for in
Section 3.6 shall be paid.

          3.8  Optional Benefit Forms
               ----------------------

          (a) A Participant's benefit under the Plan shall commence at the same time and in the same form as the Participant's benefit under the Bank's qualified defined benefit plan with the following two exceptions: (i) the Participant may elect to receive a lump sum payment under this Plan, as provided in Section 3.8(b) and (ii) the Participant's benefits under the Bank's qualified defined benefit plan may commence, in accordance with its terms, earlier than those under the Plan. The election to receive a lump sum payment must be made in writing in accordance with the requirements of the Plan Administrator. An election made more than thirty days after the Participant commenced Plan participation shall be effective only if the Participant makes the election at least one year before the benefits are to commence under this Plan.

               (b) The Optional Benefit Forms available to a Participant are as follows:

          Lump Sum:  A cash lump sum Equivalent to the benefit otherwise payable
          --------
          to the Participant; or

          Any Form Provided in the Bank's Qualified Defined Benefit Plan:  A
          --------------------------------------------------------------
          form of benefit payable to the Participant under the Bank's qualified defined benefit plan.

          3.9  Additional Tax-Related Payments
               -------------------------------

          The Bank shall pay gross-up payments to the Participant to make him or her whole for any tax imposed under Code Section 3121(v) on his or her Plan benefits, including the vesting of benefits, and shall cease to pay any gross-up payments upon the Participant's commencement of benefits under the Plan. The gross-up amount will be an amount which, after payment by the Participant of all income and excise taxes on the gross-up payment, equals the taxes the Participant must pay under Code Section 3121(v) with respect to the payments and benefits for which the Participant is receiving the gross-up payment.

                                   ARTICLE IV
                                   ----------

                           ADMINISTRATION OF THE PLAN
                           --------------------------


          4.1  Duties of the Plan Administrator
               --------------------------------

          The Plan Administrator shall be responsible for the general administration and management of the Plan. The Plan Administrator shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the following powers and duties:

          (a) To determine all questions relating to the eligibility of persons to participate;

          (b) To determine the amount and kind of benefits payable to Participants;

          (c) To maintain all records necessary for the administration of the Plan;

          (d) To provide for disclosure of all information and filing or provision of all reports and statements required by federal law;

          (e)  To administer the claims procedure set forth in Section 4.3;

          (f)  To delegate any power or duty to any firm or person; and

          (g) To exercise all other powers or duties granted to the Plan Administrator by other provisions of the Plan.

          4.2  Compensation, Expenses and Indemnity
               ------------------------------------

          (a) The Plan Administrator and any delegate who is employed by the Bank shall serve without compensation for services to the Plan. The Bank shall furnish the Plan Administrator or any such delegate with all clerical or other assistance necessary in the performance of his or her duties. The Plan Administrator is authorized to employ such legal counsel and advisors as it may deem advisable to assist in the performance of its duties hereunder.

          (b) All costs of administering the Plan (including the cost of legal services described in subsection (a)) shall be paid by the Bank.

          (c) To the extent permitted by applicable law, the Bank shall indemnify and save harmless the Board of Directors, the Plan Administrator and any delegate employed by the Bank against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Bank or provided by the Bank under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law. Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Bank.

          4.3  Claims Procedure
               ----------------

          (a) Normally, a Participant need not present a formal claim for benefits in order to qualify for rights or benefits under this Plan. If, however, any person (a Claimant) is not granted the rights or benefits to which the person believes himself or herself to be entitled, a formal claim for benefits must be filed in accordance with this Section. A Claimant must file his or her claim in writing with the Plan Administrator within two years after the Claimant first knows or should know of the facts on which the claim is based. A claims official appointed by the Plan Administrator shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing within 90 days of the receipt by the Plan Administrator of the claim or, if special circumstances require, and the Claimant is so notified in writing, within 180 days of the receipt by the Plan Administrator of the claim. If the claim is granted, the benefits claimed shall be paid. If the claim is denied, the notice shall (i) set forth the specific reasons for the denial of benefits; (ii) contain specific references of provisions of the Plan relevant to the denial; (iii) describe any material and information, if any, necessary for the claim to be allowed which the Plan Administrator does not have; and (iv) advise the Claimant that any appeal of the adverse determination must be made in writing to the Plan Administrator, within sixty days after receipt of this notification, setting forth the facts upon which the appeal is based. If a claim is not timely decided, the claim shall be deemed denied.

          (b) If a claim is denied, the Claimant may appeal the denial in writing within 90 days after the actual or deemed denial. If the Claimant fails to do so, the claim denial shall become final and the Claimant may not challenge it thereafter.

          (c) If the Claimant timely appeals a claim denial, the Plan Administrator shall reexamine all issues relevant to the original denial of benefits. The Plan Administrator may in addition, upon at least ten days written notice, request the Claimant or his or her representative to personally appear before it to make an oral presentation or answer questions that may have been raised, or the Claimant or their representative may make a request to personally appear before the Plan Administrator.

          (d) The Plan Administrator shall advise the Claimant in writing of its decision and the specific reasons on which such decision was based within 60 days after receipt of the written appeal, unless special circumstances require an extension of not more than an additional 60 days. If such extension is necessary, all parties shall be given written notice of the delay. If an appeal is not timely decided, the appeal shall be deemed denied.

          (e) If the Claimant disputes the Plan Administrator's appeal determination, the Claimant's only recourse shall be to have the dispute resolved by final and binding arbitration. The Claimant must initiate this arbitration within one year after actual or deemed appeal denial; failure to initiate arbitration within this one-year period shall constitute an absolute bar to the institution of any new proceedings. In all other respects, the arbitration shall be conducted in accordance with the terms of the Claimant's then binding arbitration agreement with the Bank or, if none, in accordance with the following arbitration rules: Arbitration shall take place in the local offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The Bank and the disputing party may agree on a retired judge from the JAMS panel. If they are unable to agree, JAMS will provide a list of three judges and each party may strike one. If two of the three judges are stricken, the remaining judge will serve as the arbitrator. If two arbitrators remain, the first judge listed shall serve as arbitrator. The aggrieved party can initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedy sought. All arbitration shall be subject to a Future Disputes Submission

Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein.

          4.4  Effect of Plan Administrator Action
               -----------------------------------

          (a) The Plan shall be interpreted by the Plan Administrator in accordance with the terms of the Plan and their intended meanings. However, the Plan Administrator shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate in its sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo
                                                                     -- ----
review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

          (b) To the extent the Plan Administrator has been granted discretionary authority under the Plan, the Plan Administrator's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

          (c) If, due to errors in drafting, any Plan provisions does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator in its sole discretion. The Plan Administrator, without the need for Board of Directors' approval, or the Board of Directors, shall amend the Plan retroactively to cure any such ambiguity.

          (d) All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries shall be final and binding upon all persons claiming any interest in or under the Plan.

          (e) This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator. This Section shall cease to apply upon the occurrence of a Change in Control and it shall thereafter never be reinstated in any way.

                                   ARTICLE V
                                   ---------

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------


          5.1  Amendments
               ----------

          (a) The Bank reserves the right at any time to amend or restructure the Plan in any way not expressly prohibited by the Plan. No amendment shall reduce the value of a Participant's or surviving spouse's Vested benefit below the present value Equivalent of that benefit.

          (b) All amendments or other changes shall be adopted in writing by resolution of the Board of Directors or, in the case of an amendment that does not substantially alter the nature or expense of the Plan, by the Plan Administrator without Board of Directors approval.

          (c) If an improperly adopted written Plan amendment is retroactively ratified by the Board of Directors, it shall be treated as having been properly adopted and shall be valid as of its initial effective date.

          (d) All rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

          5.2  Termination of Plan
               -------------------

          The Bank shall have the right at any time to terminate the Plan, in which case all benefits that are not Vested shall be forfeited. Vested benefits shall remain payable except to the extent the Plan Administrator elects to pay the present value Equivalent of the remaining payments due to the person entitled to the benefit.

                                   ARTICLE VI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


          6.1  Plan History
               ------------

          The Bank adopted the Executive Supplemental Retirement Plan in 1984. The plan was suspended in 1991 and amended and restated in 1993. In 1994 it was submitted to the National Office of the Internal Revenue Service for a ruling, amended and restated in 1995 in response to IRS comments from representatives of that agency.

          6.2  Plan is Unfunded
               ----------------

          This Plan is an unfunded deferred compensation plan for a select group of management employees. The Plan constitutes only a mere promise by the Bank to make benefit payments in the future.

          6.3  Adverse Tax Consequences
               ------------------------

          To the extent that any benefit under the Plan is taxable to the Participant prior to the Participant's actual receipt of payment for the Plan (except as a result of the imposition of tax under Code section 3121(v)), the Plan Administrator shall make payment to the Participant of the taxed benefit.

          6.4  Business Succession
               -------------------

          The Bank may transfer its obligations under this Plan to a successor, but the Bank shall remain secondarily liable for benefits due under the Plan to any Participant or surviving spouse who does not consent to the transfer.

          6.5  Limitation on Rights of Employees
               ---------------------------------

          Except as otherwise required by law, nothing contained in the Plan shall give any Participant the right to be retained in the service of the Bank or to interfere with or restrict the right of the Bank, which is hereby expressly reserved, to discharge or retire any Participant at any time, with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

          6.6  Benefits May not be Assigned
               ----------------------------

          A Participant's or spouse's rights to benefits under the Plan are not subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.

          6.7  Withholding
               -----------

          All amounts paid or accrued under the Plan shall be subject to applicable federal, state and local withholding for taxes.

          6.8  Headings
               --------

               Headings herein are for convenience only, are not a part hereof and shall not be used in construing the Plan.

          6.9  Counterparts
               ------------

          The Plan may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

          6.10 Severability
               ------------

          Any provision of the Plan which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan

          6.11 Governing Law
               -------------

          The Plan shall be interpreted, administered and enforced in accordance with the Employee Retirement Security Act of 1974, and the rights of Participants and all other persons shall be determined in accordance with this law. To the extent that state law is applicable, however, the laws of the State of California shall apply, without regard to the principles of the conflict of laws thereof.

                                  ARTICLE VII
                                  -----------

                                  DEFINITIONS
                                  -----------


          The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

          7.1   "Bank" means Coast Federal Bank,   Federal Savings Bank, a
                 ----
federally chartered savings bank. To the extent the Plan Administrator determines to be appropriate, the term Bank shall also include affiliates of the Bank.

          7.2   "Board of Directors" means the Board of Directors of the Bank.
                 ------------------

          7.3   "Change in Control" means a change in control as defined in the
                 -----------------
employee's written employment agreement. If the employee does not have a written employment agreement or that agreement does not define "change in control" or an analogous term, change in control means the acquisition by any person or entity of control of the Bank, or any entity controlling the Bank, within the meaning of Section 583.7 of the Regulations for Savings and Loan Holding Companies of the Office of Thrift Supervision, provided, however, that no change in control shall be deemed to occur in the event of any regulatory action (A) by the Director of the Office of Thrift Supervision or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. 1823(c)); or (B) by the Director of the Office of Thrift Supervision or his or her designee at the time such Director or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe and unsound condition, or in the event of any merger, consolidation, or corporate reorganization in which the owners prior to said combination of the capital stock entitled to vote in the election of directors of the Board ("Voting Stock") of the Bank or any organization controlling the Bank receive 75% or more of the resulting entity's Voting Stock. Without limitation of the foregoing, a change in control shall be deemed to occur if any person or entity directly or indirectly acquires ownership, control, power to vote, or proxies representing more than 25 percent of the Voting Stock of the Bank or any entity controlling the Bank, or obtains control of the election of a majority of the directors of the Bank or any entity controlling the Bank.

          7.4   "Claimant" shall have the meaning provided in Section 4.3(a).
                 --------

          7.5   "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

          7.6   "Disability" means the total disability of the Participant as
                 ----------
determined under the Bank's group long-term disability plan, assuming for this purpose, that the Participant was covered by such plan.

          7.7   "Equivalent" means the actuarial equivalent of a given amount or
                 ----------
benefit payable in another manner, at another time or by any other means, determined conclusively by or under the direction of, the Plan Administrator in accordance with actuarial principles, methods and assumptions which are found to be appropriate by the Plan's actuary and which may not be adversely changed following Change in Control. Lump Sum equivalencies shall be based on the mortality assumptions set forth in the 1995 Buck Mortality Table and on an interest assumption of the Pension Benefit Guaranty Corporation immediate interest rate as of January 1st.

          7.8   "Final Average Monthly Compensation" means the average monthly
                 ----------------------------------
earnings payable to a Participant for the 36 consecutive calendar months in which the Participant received the highest earnings during the 120 months immediately preceding the Participant's termination of employment. This average shall be computed by dividing the Participant's total "earnings" (as defined in this Section) during that 36-month period by 36. A Participant's "earnings" shall mean the base salary paid to the Participant during the months in question, including any salary waived or deferred under any salary reduction arrangement, but not including deferred fees, bonuses and similar forms of non-salaried compensation and any accelerated payments of future salary.

          7.9   "Normal Benefit Form" means the normal form of benefit under the
                 -------------------
Plan, which is a monthly life annuity.

          7.10  "Optional Benefit Form" means any form of benefit available
                 ---------------------
under the Plan, other than the Normal Benefit Form.

          7.11  "Participant" means any person who is included in the Plan
                 -----------
pursuant to Article III.

          7.12  "Plan" means the 1995 Supplemental Executive Retirement Plan of
                 ----
Coast Federal Bank, as restated in this document. The Plan's plan year is the 12-month period ending December 31st.

          7.13  "Plan Administrator" means the Bank, acting through the
                 ------------------
Compensation and Benefits Committee of the Board of Directors or such Committee's delegate.

          7.14  "Resigns for Good Reason" means that a Participant has resigned
                 -----------------------
after a Change in Control for good reason (or the analogous concept) set forth in the Participant's written employment agreement. If the employee does not have a written employment agreement or that agreement does not define "good reason" or an analogous term, good reason shall mean the following as determined by the Committee:

          (a)  Demotion:  The Participant's duties and
               --------

          responsibilities are substantially and adversely altered from those in effect immediately prior to the Change in Control, other than as a result of the Bank or its parent ceasing to be a public company.

          (b)  Pay Cut:  The Participant's annual base salary is reduced.
               -------

          (c) Relocation:  The Participant's principal office is transferred to
              ----------
          another location, which increases his or her one-way commute to work by more than 30 minutes, based on the Participant's residence when the transfer was announced or, if he or she consents to the transfer, the Bank fails to pay (or reimburse for) all reasonable moving expenses the Participant incurs in changing his or her principal residence in connection with the relocation and to indemnify the Participant against any loss upon the sale of principal residence in connection with such relocation. For purposes of the preceding sentence, "loss" shall be the difference between the actual sales price of the residence and the higher of: (a) the Participant's aggregate investment in the residence; or (b) the fair market value of the residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Bank.

          (d)  Breach Of Promise:  The Bank fails to pay to the Participant any
               -----------------
          present or deferred compensation within seven days after it is due.

          (e)  Discontinuance Of Compensation Plan:  The Bank fails to continue,
               -----------------------------------
          or continue the Participant's participation in, any compensation plan in which the Participant participated immediately prior to the Change in Control which is material to his or her total compensation, unless an equitable substitute arrangement has been adopted or made available on a basis not materially less favorable to the Participant than the plan in effect immediately prior to the Change in Control, both as to the benefits the Participant receives and his or her level of participation relative to other participants. The plans referred to in the preceding sentence include such programs as the annual incentive awards, the 1995 and 1996 Incentive Compensation Plan, the 1985 Stock Option and Stock Appreciation Rights Plan (as amended through February 22, 1989), similar programs, and any substitute plans adopted prior to the Change in Control.

          (f)  Discontinuance of Benefit Plan:  The Bank stops providing the
               ------------------------------
          Participant with benefits which, in the aggregate, are substantially as valuable to the Participant as those he or she enjoyed immediately before the Change in Control under the Bank's pension, life insurance, medical, health, disability, accident, vacation, and fringe benefit plans, programs and arrangements.

          (g)  Notice Of Prospective Action:  The Participant is officially
               ----------------------------
          notified or it is officially announced that the Bank will take any of the actions listed above.

          7.15  "Terminated Without Cause" means that a Participant has been
                 ------------------------
discharged or laid off by the Bank after a Change in Control without cause. If the Participant is employed under a written employment contract that defines "cause," that definition shall apply. Otherwise, "cause" means the occurrence of the following, as determined by the Committee

          (a) the Participant's refusal to follow written, lawful directions or the Participant's material failure to perform his or her duties, in either case, after the Participant has been given notice and a reasonable opportunity to cure;

          (b) the Participant's material failure to comply with the Bank's policies; or

          (c) the Participant's engaging in conduct which is or may be unlawful or disreputable, to the possible detriment of the Bank, any of its affiliates, or the Participant's own reputation.

          7.16  "Vested" means non-forfeitable.  A Participant's benefit shall
                 ------
become Vested when the Participant becomes eligible to terminate employment with the Bank with an immediately commencing benefit under Article III. In addition, a Participant's benefit shall be Vested if the Participant is listed on Exhibit C.

          7.17  "Year of Service" means the number of years from the date of the
                 ---------------
Participant's most recently commenced employment with the Bank through the date of his or her termination of employment from the Bank, rounding any partial year of employment to the next highest year.



                          Adopted on February 28, 1996.
                                     -----------

                          BY:  /s/ RAY MARTIN
                               ---------------------------------------------
                               Chairman of the Board of Directors and Chief
                               Executive Officer of Coast Federal Bank

                          BY:  /s/ ROBERT L. HUNT II
                               ---------------------------------------------
                               President and Chief Operating Officer of Coast Federal Bank

                                   EXHIBIT A
                                   ---------

                              COAST FEDERAL BANK
                               SENIOR MANAGEMENT
            PARTICIPANTS IN EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


CORPORATE TITLE                               NAME
---------------                               ----

GROUP I
-------

Chairman of the Board,
Chief Executive Officer                       Ray Martin

President, Chief Operating Officer            Robert L. Hunt

GROUP II
--------

Senior Executive Vice President               Norman Raiden
Senior Executive Vice President               James R. Boyle
Senior Executive Vice President               James Barritt

GROUP III
---------

Senior Vice President                         Howard Bennett
Senior Vice President                         Richard Kremer
Senior Vice President                         Michael C. Pierce
Senior Vice President                         Gerald I. Rich
Senior Vice President                         Leon Scales
Senior Vice President                         Thelma Shouse
Senior Vice President                         Charles E. O'Neil
Senior Vice President                         Geoffrey Olsen
Senior Vice President                         Carolyn Philmon
Senior Vice President                         Mark Neal
Senior Vice President                         Rick Richardson
Senior Vice President                         Ron Fox
Senior Vice President                         Alan Orechwa
President, Coast Fed Services                 Bill Moody

                                  EXHIBIT "B"
                                  -----------

                      FUTURE DISPUTE SUBMISSION AGREEMENT
                      -----------------------------------


PRE-HEARING CONFERENCE
----------------------

The Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulation, and attempt to narrow the issues.

DISCOVERY
---------

It is our objective to expedite the arbitration proceedings by eliminating discovery as provided by the Discovery Act pursuant to Code of Civil Procedure
Section 1985, et seq. Instead of discovery, the parties agree to the following exchange of information.

a. Either party can make a written demand of lists of the witnesses to be called or the documents to be introduced at the hearing. The demand must be received prior to the pre-hearing conference.

b.  The lists must be served within fifteen (15) days of the demand.

c.  No depositions may be taken for discovery.

THE HEARING
-----------

1. The parties must file briefs with the arbitrator at least three (3) days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

2. The parties have the right to representation by legal counsel throughout the arbitration proceedings.

3. Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence do not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely on the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

4. Within reasonable limitations, both sides at the hearing may call and examine a witness for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence as long as these rights are exercised in an efficient and expeditious manner.

5. Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay the cost incurred.

6.  Any party may request the oral evidence to be given under oath.

THE AWARD
---------

1. The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The arbitrator shall apply the laws of the State of California in making its decision.

2. The award must be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision.

3. The award can be judicially enforced (confirmed, corrected or vacated) pursuant to Section 1285 et seq. of the Code of Civil Procedure. It is final and binding and there is no direct appeal from the award on the grounds of error in the application of the law.

FEES AND EXPENSES
-----------------

Each party must pay its own witness fees, its pro rata share of the arbitrator's fees, and its own attorney's fees and costs, unless the arbitrator's award is greater than the Bank's best offer prior to arbitration. If the Arbitrator's award is greater, the Bank will pay the Executive's reasonable attorney's fees and costs. The reasonableness of the attorney's fees and costs will be determined by the arbitrator.

                                  EXHIBIT "C"


                              COAST FEDERAL BANK
                       VESTED PARTICIPANTS IN EXECUTIVE
                         SUPPLEMENTAL RETIREMENT PLAN


CORPORATE TITLE                           NAME
---------------                           ----

Chairman of the Board, Chief
  Executive Officer                       Ray Martin

President, Chief Operating Officer        Robert L. Hunt

Senior Executive Vice President           Norm Raiden

Senior Executive Vice President           James R. Boyle

Senior Executive Vice President           James Barritt

            THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.